     Exhibit 10.2

Service Agreement No. To Be Assigned
Control No To Be Assigned
TPS SERVICE AGREEMENT
THIS AGREEMENT, made and entered into this 8 day of February, 2006, by and between COLUMBIA GAS TRANSMISSION CORPORATION (“Transporter”) and WASHINGTON GAS LIGHT COMPANY (“Shipper”).
WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
Section 1.     Service to be Rendered. Transporter shall perform and Shipper shall receive service in accordance with the provisions of the effective TPS Rate Schedule and applicable General Terms and Conditions of Transporter’s FERC Gas Tariff, Second Revised Volume No 1 (Tariff), on file with the Federal Energy Regulatory Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. The maximum obligation of Transporter to deliver gas hereunder to or for Shipper, the designation of the points of delivery at which Transporter shall deliver or cause gas to be delivered to or for Shipper, and the points of receipt at which Shipper shall deliver or cause gas to be delivered, are specified in Appendix A, as the same may be amended from time to time by agreement between Shipper and Transporter, or in accordance with the rules and regulations of the Commission. Service hereunder shall be provided subject to the provisions of Part 284.223 of Subpart G of the Commission’s regulations. Shipper warrants that service hereunder is being provided on behalf of Shipper.
Section 2.     Term. Service under this Agreement shall commence as of November 1. 2007, or upon receipt of all necessary regulatory approvals, whichever is later, and shall continue in full force and effect until March 31, 2023. Pre-granted abandonment shall apply upon termination of this Agreement, subject to any right of first refusal Shipper may have under the Commission’s regulations and Transporter’s Tariff.
Section 3.     Rates. Shipper shall pay Transporter the charges and furnish Retainage as described in the above-referenced Rate Schedule, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement. Transporter may agree to discount its rate to Shipper below Transporter’s maximum rate, but not less than Transporter’s minimum rate. Such discounted rate may apply to: a) specified quantities (contract demand or commodity quantities); b) specified quantities above or below a certain level or all quantities if quantities exceed a certain level; c) quantities during specified time periods; d) quantities at specified points, locations, or other defined geographical areas; and e) that a specified discounted rate will apply in a specified relationship to the quantities actually transported (i.e., that the reservation charge will be adjusted in a specified relationship to quantities actually transported). Transporter may also agree to discount its rate based on published index prices for specific receipt or delivery points or other agreed-upon published pricing reference points for price determination (such discounted rate may be based on the differential between published index prices or arrived at by formula). A discounted rate based on such basis differentials: (1) shall not change the underlying rate design; (2) shall not include any minimum bill or minimum take provision that has the affect of guaranteeing revenue, and (3) shall define the rate components to be discounted. In addition, the discount agreement may include a provision that if one rate component which was at or below the applicable maximum rate at the time the discount agreement was executed subsequently exceeds the applicable maximum rate due to a change in Transporter’s maximum rate so that such rate component must be adjusted downward to equal the new applicable maximum rate, then other rate components may be adjusted upward to achieve the agreed overall rate, so long as none of the resulting rate components exceed the maximum rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission order accepts revised tariff sheets. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates which had been charged under a discount agreement exceeded rates which ultimately are found to be just and reasonable.
Section 4.     Notices. Notices to Transporter under this Agreement shall be addressed to it at Post Office Box 1273, Charleston, West Virginia 25325-1273, Attention: Manager Customer Services and notices to Shipper shall be addressed to it at Room 330, 6801 Industrial Road, Springfield Virginia 22151 Attention: Ken Yagelski, until changed by either party by written notice.

SERVICE AGREEMENT (Cont’d)

Section 5.   Superseded Agreements.  This Service Agreement supersedes and cancels as of the effective date hereof, the following Service Agreements:

WASHINGTON GAS LIGHT COMPANY		COLUMBIA GAS TRANSMISSION CORPORATION

By	/s/ Terry D. McCallister	By	/s/ Mike Strauss

Title	President & COO	Title	Vice President

Date	2/7/2006	Date	2/8/2006

Revision No.
Control No.

Appendix A to Service Agreement No.
Under Rate Schedule TPS
between Columbia Gas Transmission Corporation (Transporter)
and Washington Gas Light Company (Shipper)

Transportation Demand  78,162  Dth/day

Primary Receipt Points

Scheduling	Scheduling	Measuring	Measuring	Maximum Daily	Minimum Receipt	Hourly
Point No.	Point Name	Point No.	Point Name	Quantity (Dth/day)	Pressure Obligation (psig) 1/	Flowrate (Dth/hour) 1/

839148	Lost River	839148	Hardy/Lost River Storage	78,162

Revision No. ______________________
Control No. ______________________
Appendix A to Service Agreement No.________________
Under Rate Schedule TPS
between Columbia Gas Transmission Corporation (Transporter)
and Washington Gas Light Company (Shipper)
Transportation Demand 78,162 Dth/day
(Continued)
Primary Delivery Points

Scheduling	Scheduling	Measuring	Measuring	Maximum Daily Delivery	Design Daily	Aggregate Daily	Minimum Delivery	Hourly
Point No.	Point Name	Point No.	Point Name	Obligation (Dth/day) 1/	Quantity (Dth/day) 1/	Quantity 1/	Pressure Obligation (psig) 1/	Flowrate (Dth/hour) 1/

78-30	Washington Gas-30	802675	WGL Dranesville	44,410			300

78-30	Washington Gas-30	817762	Loudoun TCO to LNG	22,649			300

78-28	Washington Gas-28	805458	Brink	6,662			300

78-30	Washington Gas-30	836717	WGL Chantilly	4,441			300

Revision No.
Control No.

Appendix A to Service Agreement No.
Under Rate Schedule TPS
between Columbia Gas Transmission Corporation (Transporter)
and Washington Gas Light Company (Shipper)

Transportation Demand  78,162 Dth/day

(Continued)

Revision No.
Control No.

Appendix A to Service Agreement No.
Under Rate Schedule TPS
between Columbia Gas Transmission Corporation (Transporter)
and Washington Gas Light Company (Shipper)

Transportation Demand  78,162 Dth/day

(Continued)

The Master List of Interconnects (MLI) as defined in Section I of the General Terms and Conditions of Transporter’s Tariff is incorporated herein by reference for the purposes of listing valid secondary interruptible receipt points and delivery points.

     Yes   X  No  (Check applicable blank) Transporter and Shipper have mutually agreed to a Regulatory Restructuring Reduction Option pursuant to Section 42 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

     Yes   X  No  (Check applicable blank) Shipper has a contractual right of first refusal equivalent to the right of first refusal set forth from time to time in Section 4 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

Service pursuant to this Appendix A, Revision No. 0 shall be effective from November 1, 2007 through March 31, 2023.

     Yes   X  No  (Check applicable blank) This Appendix A, Revision No.      shall cancel and supercede the previous Appendix A, Revision No.      effective as of                      20   to the Service Agreement referenced above.

     Yes   X  No  (Check applicable blank) All gas shall be delivered at existing points of interconnection within the MDDO’s, and/or ADQ’s and/or DDQ’s, as applicable, set forth in Transporter’s currently effective Rate Schedule      Appendix A, Revision No.      with Shipper, which for such points set forth are incorporated herein by reference.

With the exception of this Appendix A, Revision No.      all other terms and conditions of said Service Agreement shall remain in full force and effect.

WASHINGTON GAS LIGHT COMPANY		COLUMBIA GAS TRANSMISSION CORPORATION

By	/s/ Terry D. McCallister	By	/s/ Mike Strauss

Its	President & COO	Its	Vice President

Date		Date	2/8/06